UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 24, 2007

(Date of earliest event reported)

US GEOTHERMAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706

(Address of principal executive offices)

208-424-1027

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 24, 2007, U.S. Geothermal Inc., a renewable energy development company focused on the production of electricity from geothermal energy, entered into a 13-megawatt, full output power purchase agreement (“PPA”) with Idaho Power Company (“Idaho Power”), a subsidiary of Idacorp, Inc. The PPA is subject to the approval of the Idaho Public Utility Commission. Until the new PPA is approved by the Commission, the existing 10-megawatt PPA will remain in effect.

The new PPA is for electricity sales of an annual average of 13-megawatts and has a 25-year term and relates to the Unit 1 power plant at Raft River. It is the first contract signed as part of ongoing negotiations with Idaho Power for a total of 45.5-megawatts and may be used as a template for the additional PPAs. However, there can be no assurance that the new PPA will be approved by the Commission or that further contacts will be completed with Idaho Power.

Item 7.01 Regulation FD Disclosure

U.S. Geothermal will be filing amendments to its financial statements included in its Form 10-Q for the quarter ended June 30, 2007 and its 10-K for the year ended March 31, 2007. These amendments to the financial statements relate to the value of services incurred by U.S. Geothermal Inc. in exchange for equity based compensation and the inclusion of certain supplementary information.

The amendments to the financial statements in the Form 10-K will:

•

Increase the cumulative value of stock compensation expense by $150,300 which results in an increase to the net loss by $150,300 (for an aggregate net loss of $1,942,884). This change is a result of a revision to factors used in calculating the fair value of stock compensation to “mark to market”

•

Reclassify $136,194 from additional paid-in capital to stock compensation payable which results in an increase in stock compensation payable of the same amount and a decrease in additional paid-in capital of the same amount. This change is a result of the FAS 123(R) requirement to classify stock compensation grants as liabilities if factors other than time and stock price affected the fair value of options granted;

•

Segregate geothermal property into additional categories (land, water rights, geothermal and mineral rights) in our disclosure in Note 4 - Property, Plant and Equipment which results in no aggregate change to total plant, property and equipment; and

•

Reclassify investing activities on the statement of cash flows which results in an increase in reimbursement from partner and a corresponding decrease in cash purchases of plant, property and equipment and investment in subsidiary. Total cash used by investing activities did not change.

The amendments to the financial statements in the Form 10-Q will:

•	Increase the cumulative value of stock compensation expense by $67,760 which results in an increase to the net loss by $67,760 (for an aggregate net loss of $410,536);

•

Reclassify $689,571 from stock compensation payable to additional paid-in capital which results in an decrease in stock compensation payable of the same amount and a decrease in additional paid-in capital of the same amount; and

•

Segregate geothermal property into additional categories (land, water rights, geothermal and mineral rights) in our disclosure in Note 4 - Property, Plant and Equipment which results in no aggregate change to total plant, property and equipment.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated September 26,2007

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 27, 2007	US Geothermal Inc.

By:	/s/ Daniel J. Kunz Daniel J. Kunz Chief Executive Officer